SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                 FORM 8-K
                              Current Report

                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934


                     Date of Report:		January 10, 1997
                                    		(Date of earliest event reported)



                              HOLLY HOLDINGS, INC.
              Exact name of registrant as specified in its charter


       New Jersey                        1-12668                22-3172149
State of other jurisdiction        Commission File No.        I.R.S. Employer
of incorporation or organization                              ID No.


        200 Monument Road, Suite 10, Bala Cynwyd, Pennsylvania  19004
                  (Address of principal executive offices)


Registrant's telephone number, including area code: (610) 617-0400


                            Holly Products, Inc.
        (Former name or former address if changed since last report)

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Item 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     On January 10, 1997 , Holly Holdings, Inc. ("the Company") issued to a non-U.S. person, a warrant exercisable into 250,000 shares of the Company's Common Stock at an exercise price of $1.00 per share. The warrant was issued in an offshore transaction pursuant to the exemption under Regualtion S.

     On January 24, 1997 , the Company closed an offering of 100,000, $10.00 Series E Convertible Preferred Stock (the "Series E Stock"), resulting in gross proceeds of $1,000,000. The Series E Stock was offered through Baytree Associates, Inc. acting as placement agent. Each share of Series E Preferred Stock is convertible into shares of the Company's Common Stock at a rate determinded by dividing $10.00 by the lesser of 75% of the closing bid price as reported by NASDAQ, of the Company's Common Stock on the date of closing of the subscription or 65% of the average closing bid price for the five (5) trading days immediately preceding the date of conversion.

     The offering was made only to "non-U.S. Persons" as defined in Regulation S and the aggregate commision, expenses and legal fees related to the offering totaled $150,000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 HOLLY HOLDINGS, INC.


      	                        	      By:__/s/ William H. Patrowicz__________
                                           William H. Patrowicz, President
                                           and Director

Date:  January 24, 1997